                        As filed with the
                Securities and Exchange Commission
                       on October 17, 1996
                                                        Registration No. 33-


                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549
                         _______________


                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                      WARRANTECH CORPORATION
      (Exact name of registrant as specified in its charter)



Delaware                           300 Atlantic Street, Stamford, Connecticut 06901                  13-3178732
(State or other jurisdiction           (Address of Principal Executive Offices)                 (I.R.S. Employer
of incorporation or organization)                                                                Identification No.)


            1988 EMPLOYEE INCENTIVE STOCK OPTION PLAN
       1996 SHORT TERM INCENTIVE COMPENSATION BONUS PROGRAM
                     (Full title of the plan)

    OPTIONS GRANTED UNDER WRITTEN COMPENSATION CONTRACT WITH:

                   ROBERT M. COHEN & CO., INC.


                         Joel San Antonio
                     Chief Executive Officer
                     Warrantech Corporation
                       300 Atlantic Street
                   Stamford, Connecticut 06901
                          (203) 975-1100
    (Name, address and telephone number of agent for service)

                            Copies to:
                     Ralph A. Siciliano, Esq.
       Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP
                         900 Third Avenue
                     New York, New York 10022
                          (212) 826-0800

                                           Page 1 of 40
                        Exhibit Index appears on page 9

CALCULATION OF REGISTRATION FEE



TITLE OF SECURITIES TO BE                 SHARES                       PROPOSED                    PROPOSED              AMOUNT OF
      REGISTERED                           TO BE                        MAXIMUM                MAXIMUM AGGREGATE       REGISTRATION
                                         REGISTERED                OFFERING PRICE PER            OFFERING PRICE            FEE
                                                                         SHARE
                                                1988 EMPLOYEE STOCK OPTION PLAN SHARES



Common Stock
($.007 par value)                          300,000(1)               $9.38(2)                    $2,813,250             $852.50

                                      1996 SHORT TERM INCENTIVE COMPENSATION BONUS PROGRAM SHARES

Common Stock
($.007 par value)                          200,000(3)               $9.38(4)                    $1,876,000              $568.48

                                       SHARES ISSUABLE PURSUANT TO WRITTEN COMPENSATION CONTRACT


Common Stock
($.007 par value)                           50,000(5)                $5.00(6)                    $250,000                $75.76


TOTAL                                      550,000                      __                     $4,939,250             $1,496.74


                                                  --------------------------

(1)  Shares issuable under the 1988 Employee Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on October 14, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) Shares issuable under the 1996 Short Term Incentive Compensation Bonus Program.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on October 14, 1996 because the price at which shares will be awarded under the Bonus Program in the future is not currently determinable.

(5) Shares issuable pursuant to Robert M. Cohen & Co., Inc. Written Compensation Contract.

(6) Based on the exercise price at which the options whose exercise will result in the issuance of the shares being registered may be exercised.

                                     (i)

                             PART I

       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    Pursuant to Rule 428(b)(1), the information required by Item 1 and Item 2 of Part I is included in documents sent or given to: (a) participants in the Warrantech Corporation 1988 Employee Incentive Stock Option Plan (the "Plan"); (b) participants in the Warrantech Corporation 1996 Short Term Incentive Compensation Bonus Program (the "Bonus Program"); and (c) Robert M. Cohen & Co., Inc. pursuant to its written compensation contract with the Registrant, pursuant to which options have been issued whose exercise will result in the issuance of the shares being registered pursuant to this Registration Statement.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents filed by Warrantech Corporation (the
"Registrant") with the Securities and Exchange Commission are hereby incorporated by reference:

    (a) The Registrant's latest annual report on Form 10-K for the fiscal year ended March 31, 1996.

    (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the annual report referred to in (a) above.

    (c)  Items 1 and 2 of the Registrant's Amendment No. 1 to its
Registration Statement on Form 8-A filed on February 25, 1985, pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be part hereof from the date of filing of such documents.

     The Registrant's Registration Statement on Form S-8 filed on August 10, 1994, Registration No. 33-82680, shall also be deemed to be incorporated by reference to this Registration Statement and to be part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     1. As permitted by Sections 102 and 145 of the Delaware General Corporation Law (as amended, 1993), the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

     2. The Registrant's bylaws provide for the indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been director or employee of the Registrant (including attorney's fees). The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

     3. The Registrant presently maintains policies of insurance under which its directors and officers of Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being, or having been, such directors or officers.

     4. There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation or proceeding which might result in a claim for indemnification by any officer or director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.


     Number    Document


     4.1(1)         Certificate of Incorporation of Registrant

     4.2(1)         By-laws of Registrant

     4.3            1988 Employee Incentive Stock Option Plan, as amended, and Form of
                    Option Agreement, for use with Plan

     4.4            1996 Short Term Incentive Compensation Bonus Program

     4.5            Robert M. Cohen & Co., Inc. Written Compensation Contract

     5.1            Opinion of Counsel as to Legality of Securities Being Registered

     23.1      Consent of Independent Accountants

     23.2      Consent of Counsel (Contained in Exhibit 5.1 hereto)

     24.1      Power of Attorney (see signature page)


----------------
     (1) Exhibits Nos. 4.1 and 4.2 are incorporated by reference to the Registrant's Registration Statement on Form S-18 filed on November 23, 1983, registration number 2-88097-NY.

ITEM 9. UNDERTAKINGS.

     A. The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, Connecticut on October 17, 1996.

                                     WARRANTECH CORPORATION


                                     By  /s/ Joel San Antonio
                                        -----------------------------
                                        Joel San Antonio,
                                        Chairman of the Board and
                                        Principal Executive Officer



     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes Joel San Antonio, William Tweed and Desiree Kim Caban, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                           TITLE                              DATE


/s/ Joel San Antonio
----------------------             Chairman of the Board,              October 17, 1996
Joel San Antonio                   Principal Executive Officer
                                   and Director

/s/ Bernard J. White
----------------------             Vice President, Finance &           October 17, 1996
Bernard J. White                   Treasurer/Chief Financial Officer

/s/ William Tweed
----------------------             Executive Vice President,           October 17, 1996
William Tweed                      European Operations and Director


                                      5


/s/ Michael Salpeter
----------------------              President and Director              October 17, 1996
Michael Salpeter

/s/ Desiree Kim Caban
----------------------              Secretary                           October 17, 1996
Desiree Kim Caban

/s/ Jeffrey J. White
----------------------              Director                            October 15, 1996
Jeffrey J. White

/s/ Lawrence Richenstein
----------------------              Director                            October 15, 1996
Lawrence Richenstein


                          EXHIBIT INDEX


EXHIBIT NUMBER                     EXHIBIT                                  PAGE NUMBER


        4.1       Certificate of Incorporation of Registrant (1)

        4.2       By-laws of Registrant (1)

        4.3 1988 Employee Incentive Stock Option Plan, as amended, and Form of Option Agreement for use with Plan

        4.4       1996 Short Term Incentive Compensation Bonus
                  Program

        4.5       Robert M. Cohen & Co., Inc. Written Compensation Contract

        5.1 Opinion of Counsel as to legality of securities being registered

       23.1       Consent of Independent Accountants

       23.2       Consent of Counsel (contained in Exhibit 5.1 hereto)

       24.1       Power of Attorney (See signature Page)


---------------
     (1) Exhibits Nos. 4.1 and 4.2 are incorporated by reference to THE REGISTRANT'S REGISTRATION STATEMENT on Form S-18 filed on November 23, 1983, registration number 2-88097-NY.